CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 28, 2018, relating to the financial statements and financial highlights of Wilshire 2015 Fund, Wilshire 2025 Fund, Wilshire 2035 Fund and Wilshire Global Allocation Fund, each a series of Wilshire Variable Insurance Trust, for the year ended December 31, 2017, and to the references to our firm under the headings “Service Providers” in the Prospectus/Proxy Statement.

Cohen & Company, Ltd.

Cleveland, Ohio

October 5, 2018